Exhibit C

INSTRUMENT OF TRANSFER

DATE: 3 day of February, 2026

TRANSFEROR: KONG AIMIN
of Huakang Yuan, Xuanwu District, Nanjing City, Jiangsu Province, China
(the “Transferor”)

TRANSFEREES:

1. ORIENTAL CULTURE INVESTMENT DEVELOPMENT LTD.
of Sertus Chambers, P.O Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands
(the “First Transferee”)

2. OATTO HOLDINGS LTD.
of 5xx Yonge Street, Toronto, Ontario, M4Y0G8, Canada
(the “Second Transferee”)
(Collectively, the “Transferees”)

COMPANY: HAO SHUN INVESTMENTS LIMITED
(the “Company”)

1. TRANSFER OF SHARES

Transferee	Number of Shares	Class of Shares	Consideration

Oriental Culture Investment Development LTD.	0.35	Ordinary	NIL / US$1.00

OATTO HOLDINGS LTD.	0.30	Ordinary	NIL / US$1.00

TOTAL	0.65

Pursuant to the terms and conditions set forth herein, the Transferor DOES HEREBY TRANSFER to the Transferees, and the Transferees DO HEREBY ACCEPT, the following shares standing in the Transferor’s name in the register of members of the Company:

2. REPRESENTATIONS AND WARRANTIES

The Transferor hereby represents and warrants that:

1.The Shares transferred herein represent 35% and 30% of the total issued share capital of the Company respectively, amounting to an aggregate of 65% of the Company’s total issued shares;

2.The Shares are free from all liens, charges, and encumbrances; and

3.The Transferor has full power and authority to transfer the Shares as set forth herein.

3. ACCEPTANCE

Each Transferee hereby accepts the transfer of the Shares subject to the same conditions on which the Transferor held the Shares prior to the execution of this Instrument.

4. GOVERNING LAW

This Instrument of Transfer and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the British Virgin Islands.

5. EXECUTION

This Instrument of Transfer may be executed in any number of counterparts. This Instrument of Transfer has been entered into on the date stated at the beginning of this Instrument.

EXECUTED by the Transferor

)	/s/ KONG AIMIN
)	Signature of KONG AIMIN

EXECUTED by the First Transferee (ORIENTAL CULTURE INVESTMENT DEVELOPMENT LTD.)

)	/s/ KONG AIMIN
)	Signature of Duly Authorized Representative
)	Name:	KONG AIMIN
)	Title:	Director

EXECUTED by the Second Transferee (OATTO HOLDINGS LTD.)

)	/s/ KONG JUNCI
)	Signature of Duly Authorized Representative
)	Name:	KONG JUNCI
)	Title:	Director

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